General Growth Properties, Inc.
Supplemental Financial Information
For the Three and Six Months Ended June 30, 2007
This presentation contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements for a number of reasons, including, but not limited to, the retail market, tenant occupancy and tenant bankruptcies, the level of our indebtedness and interest rates, market conditions and land sales in our Master Planned Communities segment and our ability to manage our growth. Readers are referred to the documents filed by General Growth Properties, Inc. with the SEC, specifically the most recent report on Form 10-K, which further identifies the important risk factors which could cause actual results to differ materially from the forward-looking statements in supplemental financial information. The Company disclaims any obligation to update any forward-looking statements.

Supplemental Financial/Operational Data
June 30, 2007
Table of Contents
All information included in this supplemental package is unaudited and is as of June 30, 2007, unless otherwise indicated.

Corporate Overview	1 - 3
Corporate Profile	1
Corporate Overview	1
Stock Listing	1
Calendar of Events	1
Current Dividend	1
Investor Relations	1
Transfer Agent	1
Debt Ratings	1
Ownership Structure	2
Total Market Capitalization	2
Research Coverage	3

Second Quarter 2007 Earnings Announcement	4 - 15

Supplemental Financial Data*	16 - 35
Summary Retained FFO & Core FFO	16
Straight Line Rent, SFAS #141 & #142 & Tenant Allowances	17
Trailing Twelve Month EBITDA and Coverage Ratios	18
Comparable NOI Growth	19
Retail Recovery Summary	20
Master Planned Communities	21 - 23
Capital Information	24
Changes in Total Common & Equivalent Shares	25
Common Dividend History	26
Debt Maturity and Current Average Interest Rate Summary	27
Summary of Outstanding Debt	28 - 35

Supplemental Operational Data	36 - 39
Operating Statistics, Certain Financial Information & Top Tenants	36
Retail Portfolio GLA, Occupancy, Sales & Rent Data	37
Real Estate Net Operating Income by Geographic Area at Share	38
Lease Expiration Schedule and Lease Termination Income at Share	39

Expansions, Re-developments & New Developments	40 - 42

*	The supplemental financial data should be read in conjunction with the company’s second quarter 2007 earnings announcement (included as pages 4-15 of this supplemental report) as certain disclosures and reconciliations in such announcement have not been included in the supplemental financial data.

Corporate Overview

Corporate Profile
General Growth Properties, Inc. (GGP) and its predecessor companies have been in the shopping center business for over fifty years. GGP is one of the largest U.S.-based publicly traded Real Estate Investment Trust (REIT) based upon market capitalization. GGP currently has an ownership interest in, or management responsibility for, a portfolio of more than 200 regional shopping malls in 45 states, as well as ownership in master planned community developments and commercial office buildings. GGP’s portfolio totals approximately 200 million square feet and includes over 24,000 retail stores nationwide.
Since going public in 1993, GGP has reported the highest per share Funds From Operations (FFO) growth in the regional mall sector at 14.5% on a compounded annualized basis through 2006. With a total market capitalization of approximately $40.6 billion, GGP has delivered strong FFO performance and dividend increases. Average occupancy at June 30, 2007 was 92.9% and sales per square foot were $458. The Bucksbaum family, which founded GGP, is still engaged in the operation of the company’s day-to-day business activities. Assuming conversion of the Operating Partnership units, the Bucksbaum family and senior management own approximately 25% of the Company.
Corporate Overview
The corporate mission of GGP is to create value and profit by acquiring, developing, renovating, and managing regional malls in major and middle markets throughout the United States. The Company provides investors an opportunity to participate in the ownership of high quality income producing real estate while maintaining liquidity. The Company’s primary objective is to provide increasing dividends and capital appreciation for its shareholders.
Stock Listing
Common Stock
NYSE: GGP
Calendar of Events

Quarter End — Third Quarter 2007	September 30, 2007
Earnings Release — After the Market Close	October 31, 2007
Quarterly Conference Call — 8:00 am CST	November 1, 2007
Current Dividend
GGP declared its third dividend for 2007 in the amount of $0.45 per share, payable to common stockholders of record on July 17, 2007, with payment on July 31, 2007. The current dividend represents an increase of 9.8% over the dividend of $0.41 per share paid for the same period last year. The Company reviews its dividend policy annually, usually prior to the fourth quarter dividend announcement, which is typically made in early October. The Company has, as a result of this review, raised its dividend every year since going public in April of 1993 when the (split-adjusted) initial quarterly dividend was approximately $0.12 per share. These annual increases have allowed GGP to increase its dividend at a compound annual growth rate of 10% since going public. GGP dividend increases have averaged 16% over the last five years.

Investor Relations	Transfer Agent

Tim Goebel	Mellon Investor Services, LLC
Director, Investor Relations	Shareholder Relations
General Growth Properties	P.O. Box 3315
110 North Wacker Drive	South Hackensack, NJ 07606
Chicago, IL 60606	(888) 395-8037
Phone (312) 960-5199	(201) 329-8660
Fax (312) 960-5475
timothy.goebel@ggp.com
Debt Ratings

Standard & Poors — Corporate Rating	BBB -
Standard & Poors — Senior Debt Rating	BB +
Standard & Poors — TRCLP Bonds Rating	BB +
Moody’s — Senior Debt Rating	Ba2
Moody’s — TRCLP Bonds Rating	Ba1

Please visit the GGP web site for additional information:	www.ggp.com

1

Ownership Structure as of June 30, 2007

*	Share count includes common shares and common operating partnership units

Total Market Capitalization - As Measured by Stock Price (dollars in thousands)		June 30, 2007
Total Portfolio Debt (Company consolidated debt plus applicable share from unconsolidated affiliates) (a)		$24,854,154

Perpetual Preferred Units
Perpetual Preferred Units at 8.25%	$5,000

Convertible Preferred Units
Convertible Preferred Units at 6.50%	26,637
Convertible Preferred Units at 7.00%	25,133
Convertible Preferred Units at 8.50%	64,305

	116,075

Other Preferred Stock	361

Total Preferred Securities		$121,436

Common Stock and Common Operating Partnership Units
Stock market value of 243.7 million shares of common stock and 51.9 million shares of operating partnership units (which are redeemable for an equal number of shares of common stock) — outstanding at end of period (b)		$15,653,461

Total Market Capitalization at end of period		$40,629,051

(a)	Excludes special improvement districts liability of $57.5 million, minority interest adjustment of $66.0 million and purchase accounting mark-to-market adjustments of $95.6 million.

(b)	Net of 1.8 Million Treasury Shares.

2

Research Coverage
The following alphabetical list of research coverage by company and related contact information is included for informational purposes only. The company does not review any third party advice or investment or research report and therefore expressly does not adopt or endorse any such advice or report.

A.G. Edwards & Sons, Inc.	Mark Hoffmeister	(314) 955-5452
	David L. AuBuchon	(314) 955-5784

Banc of America Securities	Christy McElroy	(212) 847-5658

Bear, Stearns & Co., Inc.	Amy Young	(212) 272-3523
	Ross Smotrich	(212) 272-8046

Citigroup	Jonathan Litt	(212) 816-0231
	Ambika Goel	(212) 816-6981

Credit Suisse First Boston	John Stewart	(212) 538-3183
	Andrew Rosivach (Australia)	(61)282054362

Deutsche Bank	Louis Taylor	(212) 250-4912
	Christeen Kim	(212) 250-6771

Friedman Billings Ramsey	Paul Morgan	(703) 469-1255
	Ron She	(703) 312-9683

Goldman, Sachs & Co.	Jay Habermann	(917) 343-4260
	Thomas Baldwin	(212) 902-4736

Green Street Advisors	Jim Sullivan	(949) 640-8780
	Ben Yang	(949) 640-8780

J.P. Morgan Securities Inc.	Michael Mueller	(212) 622-6689
	Joseph Dazio	(212) 622-6416

Lehman Brothers	David B. Harris	(212) 526-1790
	David Toti	(212) 526-2002

Merrill Lynch	Steve Sakwa	(212) 449-0335
	Craig Schmidt	(212) 449-1944

Morgan Stanley Dean Witter	Matt Ostrower	(212) 761-6284
	Mickey Chiang	(212) 761-6385

RBC Capital Markets	Richard C. Moore	(216) 378-7625

UBS	Jeff Spector	(212) 713-6144

Wachovia Capital Markets, LLC	Jeff Donnelly	(617) 603-4262
	Rob Laquaglia	(617) 603-4263

3

Second Quarter Earnings Announcement
July 31, 2007

News Release	General Growth Properties, Inc. 110 North Wacker Drive Chicago, IL 60606 (312) 960-5000 FAX (312) 960-5475

FOR IMMEDIATE RELEASE	CONTACT:	John Bucksbaum 312/960-5005

Bernie Freibaum 312/960-5252
General Growth Properties, Inc. Reports Operating Results for the
Second Quarter 2007
Chicago, Illinois, July 31, 2007 — General Growth Properties, Inc. (NYSE: GGP) announced today second quarter 2007 operating results. For the second quarter of 2007, Core Funds From Operations (Core FFO) per fully diluted share were $0.73. Core FFO per fully diluted share for the comparable period in 2006 was $0.62. Funds From Operations (FFO) per fully diluted share were $0.71 for the second quarter of 2007, as compared to $0.62 of FFO per fully diluted share reported in the comparable period of 2006. Earnings per share – diluted (EPS) were $0.03 and a loss of $0.11, respectively, for the second quarters of 2007 and 2006.
“Our double-digit Core FFO growth was driven by the excellent operating metrics of our core real estate business, “ said John Bucksbaum, the Chief Executive Officer of GGP. “With many very exciting projects in our pipeline, I am confident in a bright future for our Company.”
FINANCIAL AND OPERATIONAL HIGHLIGHTS
▪	Core FFO is defined as Funds From Operations excluding the Real Estate Property Net Operating Income (NOI) from the Master Planned Communities segment and the provision for income taxes. Core FFO for the second quarter of 2007 was $216.6 million or $0.73 per fully diluted share as compared to $184.1 million or $0.62 per fully diluted share in the second quarter of 2006. Straight-line rent resulted in approximately $10.9 million or $0.04 of Core FFO per fully diluted share in the second quarter of 2007, versus $14.4 million or $0.05 of Core FFO in the same period of 2006. Core FFO for the second quarter of 2007 also includes approximately $2.3 million of additional costs related to debt extinguishment yielding approximately $0.01 less of Core FFO per fully diluted share as compared to second quarter of 2006.

▪	FFO per fully diluted share increased to $0.71 in the second quarter of 2007 from $0.62 in the second quarter of 2006. FFO for the quarter was $210.3 million, an increase of approximately $28.3 million, or approximately 15.5%, from $182.0 million in the second quarter of 2006, primarily as a result of higher operating income in 2007 in both our operating segments as detailed below in our segment results.
▪	EPS in the second quarter of 2007 were $0.03, a $0.14 increase from the comparable 2006 quarter. The higher operating income as described above and in the segment results below was partially offset by a higher provision for income taxes in 2007.
▪	Core FFO per share guidance

As indicated in previous public communications, FFO guidance per share for the full year 2007 and beyond will be solely for Core FFO per share, which is defined as FFO per share excluding 100% of the Real Estate Property Net Operating Income from the Master Planned Communities segment and 100% of the Company provision for income taxes. Operating results for our Master Planned Communities segment, and our income tax expense that is largely a function of such operations, are very difficult to estimate in advance. In addition, we believe that FFO is a less meaningful supplemental measure for the Master Planned Communities segment of our business because it does not facilitate an understanding of the operating performance of this business as our primary strategy in this segment is to develop and sell land in a manner that increases the value of the remaining land. Actual EPS, FFO (including these excluded items), NOI and Core FFO will be provided each quarter. Full year per share guidance will also be provided on a quarterly basis; however, such guidance will only be given for Core FFO. We currently project 2007 Core FFO per share to be in the range of $3.25 to $3.27 per share, approximately 10% above the Core FFO per share amount of $2.96 for 2006.
SEGMENT RESULTS
Retail and Other Segment
▪	Real estate property net operating income (NOI) for the Retail and Other Segment increased to $580.3 million for the second quarter of 2007, 7.1% above the $541.9 million reported for the second quarter of 2006. Included in 2007 NOI is approximately $12.0 million of business interruption insurance coverage recovery (reflected primarily in minimum rents and as an offset to bad debt expense as substantially all of the amount paid was for tenant rents lost in previous periods)

which was recognized as a result of a final settlement received for the September 2005 damage to our Riverwalk (New Orleans, Louisiana) property.
▪	Revenues from consolidated properties were $674.6 million for the second quarter of 2007, an increase of 4.2% compared to $647.7 million for the same period in 2006.
Revenues from unconsolidated properties, at the Company’s ownership share, for the quarter increased 8.5% to $184.4 million, compared to $170.0 million in the second quarter of 2006.
▪	Comparable NOI from consolidated properties in the second quarter of 2007 increased by 3.3% compared to the same period last year.
Comparable NOI from unconsolidated properties at the Company’s ownership share for the quarter increased by approximately 5.1% compared to the second quarter of 2006.
▪	Retail Center occupancy was 92.9% at June 30, 2007 as compared to 91.2% at June 30, 2006.
▪	Sales per square foot for second quarter 2007 (on a trailing 12 month basis) were $458 versus $448 in the second quarter of 2006.
Master Planned Communities Segment
▪	NOI for the second quarter of 2007 for the Master Planned Communities segment was $6.6 million for consolidated properties and $7.9 million for unconsolidated properties at the Company’s ownership share as compared to $7.9 million and $4.7 million, respectively, in 2006.
▪	Land sale revenues for the second quarter of 2007 were $36.1 million for consolidated properties and $22.7 million for unconsolidated properties at the Company’s ownership share, compared to $33.0 million and $20.3 million, respectively, for the second quarter of 2006. Although land sale revenues for second quarter 2007 exceeded the 2006 amounts, the sales pace of land for standard residential lots has declined in recent months (as reflected in a comparison of the six month total revenue amounts), a trend expected to continue for the balance of 2007.
CONFERENCE CALL/WEBCAST
General Growth Properties, Inc. will host a live Webcast of its conference call regarding this announcement on our website, www.ggp.com. This Webcast will take place on Wednesday, August 1, 2007, at 9:00 a.m. Eastern Time (8:00 a.m. CT, 6:00 a.m. PT). The Webcast can be accessed by selecting the conference call icon on the GGP home page.

General Growth Properties, Inc. is one of the largest U.S.-based publicly traded Real Estate Investment Trusts (REIT) based upon market capitalization. General Growth currently has ownership interest in, or management responsibility for, a portfolio of more than 200 regional shopping malls in 45 states, as well as ownership in master planned community developments and commercial office buildings. The Company’s portfolio totals approximately 200 million square feet and includes over 24,000 retail stores nationwide. The Company is listed on the New York Stock Exchange under the symbol GGP. For more information, please visit the Company website at http://www.ggp.com.
NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS
FUNDS FROM OPERATIONS (FFO) AND CORE FFO
The Company, consistent with real estate industry and investment community preferences, uses FFO as a supplemental measure of operating performance for a REIT. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties. FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance. However, we believe that Funds From Operations is a less meaningful supplemental measure for the Master Planned Communities segment of our business. Funds From Operations does not facilitate an understanding of the operating performance of the Master Planned Communities segment of our business as our primary strategy in this segment is to develop and sell land in a manner that increases the value of the remaining land. In addition, the Master Planned Communities segment of our business is operated within taxable REIT subsidiaries and therefore our income tax expense is largely attributable to this segment of the business. To isolate these parts of the Company from the Retail and Other segment for which Funds From Operations is a relevant measure of operating performance, the Company also uses Core FFO as an operating measure. Core FFO is defined as Funds From Operations excluding the Real Estate Property Net Operating Income from the Master Planned Communities segment and the provision for income taxes.
In order to provide a better understanding of the relationship between Core FFO, Funds From Operations and GAAP net income, a reconciliation of Core FFO and Funds from Operations to GAAP net income has been provided. Neither Core FFO nor Funds From

Operations represent cash flow from operating activities in accordance with GAAP, neither should be considered as an alternative to GAAP net income and neither is necessarily indicative of cash available to fund cash needs. In addition, the Company has presented Funds From Operations on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and Funds From Operations produced by such investments for the Company as a whole.
REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND COMPARABLE NOI
The Company believes that Real Estate Property Net Operating Income (NOI) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues (rental income, land sales, tenant recoveries and other income) less property and related expenses (real estate taxes, land sales operating costs, repairs and maintenance, marketing and other property expenses). As with Funds From Operations described above, NOI has been reflected on a consolidated and unconsolidated basis (at the Company’s ownership share). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.
Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, minority interest in consolidated joint ventures, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates, land values and operating costs. This measure thereby provides an operating perspective not immediately apparent from GAAP operating or net income. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns.
In addition, management believes that NOI provides useful information to the investment community about the Company’s operating performance. However, due to the exclusions noted above, NOI should only be used as an alternative measure of the Company’s financial performance. For reference, and as an aid in understanding management’s computation of NOI, a reconciliation of NOI to consolidated operating income as computed in accordance with GAAP has been presented.
Comparable NOI excludes from both years the NOI of properties with significant physical or merchandising changes and those properties acquired or opened during the relevant comparative accounting periods.

PROPERTY INFORMATION
The Company has presented information on its consolidated and unconsolidated properties separately in the accompanying financial schedules. As a significant portion of the Company’s total operations are structured as joint venture arrangements which are unconsolidated, management of the Company believes that operating data with respect to all properties owned provides important insights into the income produced by such investments for the Company as a whole. In addition, the individual items of revenue and expense for the unconsolidated properties have been presented at the Company’s ownership share of such unconsolidated ventures. As substantially all of the management operating philosophies and strategies are the same regardless of ownership structure, an aggregate presentation of NOI and other operating statistics yields an additional representation of the relative size and significance of the elements of the Company’s overall operations.
FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, including our 2007 Core FFO per fully diluted share guidance. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, the retail market, tenant occupancy and tenant bankruptcies, the level of indebtedness and interest rates, market conditions, land sales in the Master Planned Communities segment, the cost and success of development and re-development projects and our ability to successfully manage growth. Readers are referred to the documents filed by General Growth Properties, Inc. with the SEC, specifically the most recent report on Form 10-K, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release. The Company disclaims any obligation to update any forward-looking statements.
###

GENERAL GROWTH PROPERTIES, INC.
OVERVIEW
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Funds From Operations (“FFO”)

Company stockholders	$173,359	$149,477	$577,890	$335,956
Operating Partnership unitholders	36,917	32,528	124,053	73,318

Operating Partnership	$210,276	$182,005	$701,943	$409,274

Increase (decrease) in FFO over comparable prior year period	15.5%	(12.2)%	71.5%	(1.9)%

FFO per share:
Company stockholders — basic	$0.71	$0.62	$2.37	$1.39
Operating Partnership — basic	0.71	0.62	2.37	1.39
Operating Partnership — diluted	0.71	0.62	2.36	1.39
Increase (decrease) in diluted FFO over comparable prior year period	14.5%	(12.7)%	69.8%	(2.8)%

Core Funds From Operations (“Core FFO”)
Core FFO	$216,562	$184,071	$408,975	$393,148
Core FFO per share — diluted	0.73	0.62	1.38	1.33
Increase (decrease) in Core FFO over comparable prior year period	17.7%	(4.6)%	4.0%	0.5%

Dividends
Dividends paid per share	$0.45	$0.41	$0.90	$0.82
Payout ratio (% of diluted FFO paid out)	63.4%	66.1%	38.1%	59.0%

Real Estate Property Net Operating Income (“NOI”)
Retail and Other:
Consolidated	$464,980	$435,200	$913,664	$887,257
Unconsolidated	115,302	106,661	225,333	215,945

Total Retail and Other	580,282	541,861	1,138,997	1,103,202

Master Planned Communities:
Consolidated	6,588	7,933	10,237	46,556
Unconsolidated	7,895	4,719	13,561	10,849

Total Master Planned Communities	14,483	12,652	23,798	57,405

Total Real estate property net operating income	$594,765	$554,513	$1,162,795	$1,160,607

	June 30,	December 31,
Selected Balance Sheet Information	2007	2006
Cash and cash equivalents	$65,199	$97,139
Investment in real estate:
Net land, buildings and equipment	$19,431,743	$19,564,992
Developments in progress	888,535	673,900
Investment in and loans to/from Unconsolidated Real Estate Affiliates	1,657,103	1,499,036
Investment land and land held for development and sale	1,711,291	1,655,838

Net investment in real estate	$23,688,672	$23,393,766

Total assets	$25,502,598	$25,241,445

Mortgage and other property debt payable	$21,223,153	$20,521,967
Minority interest — Preferred	121,436	182,828
Minority interest — Common	386,599	347,753
Stockholders’ equity	1,614,283	1,664,079

Total capitalization (at cost)	$23,345,471	$22,716,627

	Consolidated Properties			Unconsolidated Properties (a)
			Average		Average
	Outstanding		Interest	Outstanding	Interest
Summarized Debt Information	Balance		Rate (d)	Balance	Rate (d)
Fixed rate (c)	$18,716,206		5.54%	$3,554,158	5.61%
Variable rate (c)	2,287,787		7.01	296,003	7.35

Totals	$21,003,993	(b)	5.70%	$3,850,161	5.75%

(a)	Reflects the Company’s share of debt relating to the properties owned by the Unconsolidated Real Estate Affiliates.

(b)	Excludes special improvement districts liability of $57.5 million, minority interest adjustment of $66.0 million and purchase accounting mark-to-market adjustments of $95.6 million.

(c)	Includes the effects of interest rate swaps.

(d)	Rates include the effects of deferred finance costs and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues:
Minimum rents	$443,432	$425,052	$879,474	$862,784
Tenant recoveries	195,403	190,733	394,858	376,176
Overage rents	10,876	8,603	26,456	22,829
Land sales	36,130	33,035	59,923	170,255
Management and other fees	26,348	24,650	53,920	53,362
Other	27,893	27,736	52,244	53,022

Total revenues	740,082	709,809	1,468,875	1,538,428

Expenses:
Real estate taxes	55,089	54,551	111,949	109,515
Repairs and maintenance	47,918	48,762	98,891	95,817
Marketing	10,713	11,639	23,294	23,669
Other property operating costs	97,609	90,412	197,645	176,860
Land sales operations	29,542	25,102	49,686	123,699
Provision for doubtful accounts	(1,701)	7,106	3,791	13,319
Property management and other costs	56,447	44,569	109,589	89,629
General and administrative	4,030	3,848	16,299	9,007
Depreciation and amortization	163,289	178,372	338,408	343,718

Total expenses	462,936	464,361	949,552	985,233

Operating income	277,146	245,448	519,323	553,195

Interest income	2,944	1,469	4,977	4,690
Interest expense	(275,547)	(278,611)	(543,896)	(557,404)

Income (loss) before income taxes and minority interest and equity in income of unconsolidated affiliates	4,543	(31,694)	(19,596)	481
Benefit (provision) for income taxes	(17,647)	(14,490)	270,744	(40,894)
Minority interest	(5,085)	(638)	(59,502)	(11,862)
Equity in income of unconsolidated real estate affiliates	26,581	21,009	46,940	49,476

Net income (loss)	$8,392	$(25,813)	$238,586	$(2,799)

Basic Earnings Per Share	$0.03	$(0.11)	$0.98	$(0.01)
Diluted Earnings Per Share	0.03	(0.11)	0.97	(0.01)

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Three Months Ended June 30, 2007
	Consolidated	Unconsolidated	Segment
	Properties	Properties	Basis
Retail and Other
Property revenues:
Minimum rents	$443,432	$112,053	$555,485
Tenant recoveries	195,403	47,684	243,087
Overage rents	10,876	1,467	12,343
Other, including minority interest	24,897	23,197	48,094

Total property revenues	674,608	184,401	859,009

Property operating expenses:
Real estate taxes	55,089	14,392	69,481
Repairs and maintenance	47,918	10,640	58,558
Marketing	10,713	2,874	13,587
Other property operating costs	97,609	40,796	138,405
Provision for doubtful accounts	(1,701)	397	(1,304)

Total property operating expenses	209,628	69,099	278,727

Retail and other net operating income	464,980	115,302	580,282

Master Planned Communities
Land sales	36,130	22,661	58,791
Land sales operations	(29,542)	(14,766)	(44,308)

Master Planned Communities net operating income	6,588	7,895	14,483

Real estate property net operating income	471,568	123,197	$594,765

Management and other fees	26,348	4,074
Property management and other costs	(18,714)	(779)
Headquarters/regional costs	(37,733)	(10,865)
General and administrative	(4,030)	(1,423)
Depreciation on non-income producing assets, including headquarters building	(3,076)	—
Interest income	2,944	8,046
Interest expense	(275,547)	(51,304)
Provision for income taxes	(17,647)	(3,122)
Preferred unit distributions	(3,055)	—
Other FFO from minority interest	1,394	—

FFO	142,452	67,824
Equity in FFO of Unconsolidated Properties	67,824	(67,824)

Operating Partnership FFO	$210,276	$—

	Three Months Ended June 30, 2006
	Consolidated	Unconsolidated	Segment
	Properties	Properties	Basis
Retail and Other
Property revenues:
Minimum rents	$425,052	$103,691	$528,743
Tenant recoveries	190,733	45,886	236,619
Overage rents	8,603	1,387	9,990
Other, including minority interest	23,282	19,065	42,347

Total property revenues	647,670	170,029	817,699

Property operating expenses:
Real estate taxes	54,551	14,643	69,194
Repairs and maintenance	48,762	10,441	59,203
Marketing	11,639	2,958	14,597
Other property operating costs	90,412	34,509	124,921
Provision for doubtful accounts	7,106	817	7,923

Total property operating expenses	212,470	63,368	275,838

Retail and other net operating income	435,200	106,661	541,861

Master Planned Communities
Land sales	33,035	20,250	53,285
Land sales operations	(25,102)	(15,531)	(40,633)

Master Planned Communities net operating income	7,933	4,719	12,652

Real estate property net operating income	443,133	111,380	$554,513

Management and other fees	24,650	942
Property management and other costs	(19,997)	—
Headquarters/regional costs	(24,572)	(8,278)
General and administrative	(3,848)	(540)
Depreciation on non-income producing assets, including headquarters building	(3,397)	—
Interest income	1,469	2,883
Interest expense	(278,611)	(45,873)
Provision for income taxes	(14,490)	(228)
Preferred unit distributions	(4,315)	—
Other FFO from minority interest	1,697	—

FFO	121,719	60,286
Equity in FFO of Unconsolidated Properties	60,286	(60,286)

Operating Partnership FFO	$182,005	$—

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Six Months Ended June 30, 2007
	Consolidated	Unconsolidated	Segment
	Properties	Properties	Basis
Retail and Other
Property revenues:
Minimum rents	$879,474	$221,219	$1,100,693
Tenant recoveries	394,858	95,944	490,802
Overage rents	26,456	3,934	30,390
Other, including minority interest	48,446	44,655	93,101

Total property revenues	1,349,234	365,752	1,714,986

Property operating expenses:
Real estate taxes	111,949	29,521	141,470
Repairs and maintenance	98,891	21,761	120,652
Marketing	23,294	6,246	29,540
Other property operating costs	197,645	81,643	279,288
Provision for doubtful accounts	3,791	1,248	5,039

Total property operating expenses	435,570	140,419	575,989

Retail and other net operating income	913,664	225,333	1,138,997

Master Planned Communities
Land sales	59,923	36,022	95,945
Land sales operations	(49,686)	(22,461)	(72,147)

Master Planned Communities net operating income	10,237	13,561	23,798

Real estate property net operating income	923,901	238,894	$1,162,795

Management and other fees	53,920	8,162
Property management and other costs	(45,273)	(1,578)
Headquarters/regional costs	(64,316)	(21,992)
General and administrative	(16,299)	(1,558)
Depreciation on non-income producing assets, including headquarters building	(6,191)	—
Interest income	4,977	11,723
Interest expense	(543,896)	(103,388)
Benefit (provision) for income taxes	270,744	(1,574)
Preferred unit distributions	(7,113)	—
Other FFO from minority interest	2,800	—

FFO	573,254	128,689
Equity in FFO of Unconsolidated Properties	128,689	(128,689)

Operating Partnership FFO	$701,943	$—

	Six Months Ended June 30, 2006
	Consolidated	Unconsolidated	Segment
	Properties	Properties	Basis
Retail and Other
Property revenues:
Minimum rents	$862,784	$209,020	$1,071,804
Tenant recoveries	376,176	92,453	468,629
Overage rents	22,829	3,735	26,564
Other, including minority interest	44,648	41,095	85,743

Total property revenues	1,306,437	346,303	1,652,740

Property operating expenses:
Real estate taxes	109,515	29,509	139,024
Repairs and maintenance	95,817	20,998	116,815
Marketing	23,669	6,464	30,133
Other property operating costs	176,860	72,479	249,339
Provision for doubtful accounts	13,319	908	14,227

Total property operating expenses	419,180	130,358	549,538

Retail and other net operating income	887,257	215,945	1,103,202

Master Planned Communities
Land sales	170,255	38,799	209,054
Land sales operations	(123,699)	(27,950)	(151,649)

Master Planned Communities net operating income	46,556	10,849	57,405

Real estate property net operating income	933,813	226,794	$1,160,607

Management and other fees	53,362	942
Property management and other costs	(43,840)	—
Headquarters/regional costs	(45,789)	(16,284)
General and administrative	(9,007)	(1,425)
Depreciation on non-income producing assets, including headquarters building	(6,731)	—
Interest income	4,690	5,860
Interest expense	(557,404)	(88,961)
Provision for income taxes	(40,894)	(385)
Preferred unit distributions	(8,630)	—
Other FFO from minority interest and discontinued operations	3,163	—

FFO	282,733	126,541
Equity in FFO of Unconsolidated Properties	126,541	(126,541)

Operating Partnership FFO	$409,274	$—

GENERAL GROWTH PROPERTIES, INC.
SUPPLEMENTAL DISCLOSURE OF CERTAIN REVENUES AND EXPENSES
REFLECTED IN FFO
(In thousands)

	Three Months Ended		Three Months Ended
	June 30, 2007		June 30, 2006
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$8,517	$2,367	$10,742	$2,418
Straight-line rent	8,347	2,507	11,736	2,661
Other property operating costs:
Non-cash ground rent expense	(1,589)	(193)	(948)	(289)
Real estate taxes:
Real estate tax stabilization agreement	(981)	—	(1,297)	—
Interest expense:
Mark-to-market adjustments on debt	7,531	1,076	8,519	1,055
Amortization of deferred finance costs	(4,539)	(461)	(4,874)	(354)
Debt extinguishment costs:
Write-off of mark-to-market adjustments	112	—	—	—
Write-off of deferred finance costs	(2,387)	—	(5)	(10)

Totals	$15,011	$5,296	$23,873	$5,481

	Six Months Ended		Six Months Ended
	June 30, 2007		June 30, 2006
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$18,057	$4,734	$19,846	$4,905
Straight-line rent	17,755	5,486	24,267	5,368
Other property operating costs:
Non-cash ground rent expense	(3,178)	(385)	(2,668)	(429)
Real estate taxes:
Real estate tax stabilization agreement	(1,962)	—	(2,140)	—
Interest expense:
Mark-to-market adjustments on debt	18,037	2,070	16,458	1,908
Amortization of deferred finance costs	(8,070)	(913)	(7,580)	(975)
Debt extinguishment costs:
Write-off of mark-to-market adjustments	112	—	3,143	—
Write-off of deferred finance costs	(2,387)	—	(4,903)	(10)

Totals	$38,364	$10,992	$46,423	$10,767

WEIGHTED AVERAGE SHARES
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Basic	244,960	241,330	244,165	240,978
Diluted	245,627	241,330	244,850	240,978
Assuming full conversion of Operating Partnership units:
Basic	297,125	294,016	296,579	293,755
Diluted	297,792	294,799	297,264	294,611

GENERAL GROWTH PROPERTIES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Reconciliation of Real Estate Property Net Operating Income (“NOI”) to GAAP Operating Income
Real estate property net operating income:
Segment basis	$594,765	$554,513	$1,162,795	$1,160,607
Unconsolidated Properties	(123,197)	(111,380)	(238,894)	(226,794)

Consolidated Properties	471,568	443,133	923,901	933,813
Management and other fees	26,348	24,650	53,920	53,362
Property management and other costs	(18,714)	(19,997)	(45,273)	(43,840)
Headquarters/regional costs	(37,733)	(24,572)	(64,316)	(45,789)
General and administrative	(4,030)	(3,848)	(16,299)	(9,007)
Depreciation and amortization	(163,289)	(178,372)	(338,408)	(343,718)
Minority interest in NOI of Consolidated Properties and other	2,996	4,454	5,798	8,374

Operating income	$277,146	$245,448	$519,323	$553,195

Reconciliation of Core FFO to Funds From Operations (“FFO”) and to GAAP Net Income
Core FFO	$216,562	$184,071	$408,975	$393,148
Master Planned Communities net operating income	14,483	12,652	23,798	57,405
Benefit (provision) for income taxes	(20,769)	(14,718)	269,170	(41,279)

Funds From Operations — Operating Partnership	210,276	182,005	701,943	409,274
Depreciation and amortization of capitalized real estate costs	(200,471)	(214,613)	(412,983)	(414,415)
Minority interest in depreciation of Consolidated Properties and other	47	938	842	1,729
Minority interest to Operating Partnership unitholders	(1,460)	5,857	(51,216)	613

Net income (loss)	$8,392	$(25,813)	$238,586	$(2,799)

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Affiliates
Equity in Unconsolidated Properties:
NOI	$123,197	$111,380	$238,894	$226,794
Net property management fees and costs	3,295	942	6,584	942
Net interest expense	(43,258)	(42,990)	(91,665)	(83,101)
Headquarters, general and administrative and income taxes	(15,410)	(9,046)	(25,124)	(18,094)

FFO of unconsolidated properties	67,824	60,286	128,689	126,541
Depreciation and amortization of capitalized real estate costs	(40,258)	(39,643)	(80,766)	(77,431)
Other, including gain (loss) on sales of investment properties	(985)	366	(983)	366

Equity in income of unconsolidated real estate affiliates	$26,581	$21,009	$46,940	$49,476

Reconciliation of Weighted Average Shares Outstanding
Basic:
Weighted average number of shares outstanding — FFO per share	297,125	294,016	296,579	293,755
Conversion of Operating Partnership units	(52,165)	(52,686)	(52,414)	(52,777)

Weighted average number of Company shares outstanding — GAAP EPS	244,960	241,330	244,165	240,978

Diluted:
Weighted average number of shares outstanding — FFO per share	297,792	294,799	297,264	294,611
Conversion of Operating Partnership units	(52,165)	(52,686)	(52,414)	(52,777)
Anti-dilutive common stock equivalents for GAAP EPS	—	(783)	—	(856)

Weighted average number of Company shares outstanding — GAAP EPS	245,627	241,330	244,850	240,978

Supplemental Financial Data

GENERAL GROWTH PROPERTIES, INC.
SUMMARY RETAINED FFO & CORE FFO
(dollars in thousands)

	Three Months	Six Months
	Ended	Ended
	June 30, 2007	June 30, 2007

Cash From Recurring Operations
FFO — Operating Partnership	$210,276	$701,943
Plus (Less):
Non-FFO cash from Master Planned Communities	(18,197)	(29,978)
Deferred income taxes	(1,485)	(328,800)
Tenant allowances and capitalized leasing costs (a)	(40,676)	(62,735)

Above- and below-market tenant leases, net	(10,884)	(22,791)
Straight line rent adjustment	(10,854)	(23,241)
Non-cash ground rent expense	1,782	3,563
Real estate tax stabilization agreement	981	1,962

Mark-to-market adjustments on debt	(8,607)	(20,107)
Amortization of deferred finance costs	5,000	8,983
Debt extinguishment costs:
Write-off of mark-to-market adjustments	(112)	(112)
Write-off of deferred finance costs	2,387	2,387

Cash From Recurring Operations — Operating Partnership	$129,611	$231,074

Retained Funds From Recurring Operations
Cash From Recurring Operations — Operating Partnership (from above)	$129,611	$231,074
Less common dividends/distributions paid	(133,823)	(266,738)

Retained Funds From Recurring Operations — Operating Partnership	$(4,212)	$(35,664)

(a)	Reflects only recurring tenant allowances; allowances that relate to new and redevelopment projects are excluded.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Core FFO
Operating Partnership FFO	$210,276	$182,005	$701,943	$409,274
Exclusions, at the Company’s share:
Master Planned Communities net operating income	(14,483)	(12,652)	(23,798)	(57,405)
Provision (benefit) for income taxes	20,769	14,718	(269,170)	41,279

Core FFO	$216,562	$184,071	$408,975	$393,148

Weighted average shares assuming full conversion of Operating Partnership units — Diluted	297,792	294,799	297,264	294,611

Core FFO — per share	$0.73	$0.62	$1.38	$1.33

GENERAL GROWTH PROPERTIES, INC.
STRAIGHT LINE RENT, SFAS #141 & #142 & TENANT ALLOWANCES
(dollars in thousands)

(a)	Reflects only recurring tenant allowances; allowances that relate to new and redevelopment projects are excluded.

GENERAL GROWTH PROPERTIES, INC.
TRAILING TWELVE MONTH EBITDA AND COVERAGE RATIOS (a)
(dollars in thousands)

	Twelve Months Ended
	6/30/07	3/31/2007	12/31/2006	9/30/2006
Pro Rata EBITDA (a)
GAAP Net Income	$300,658	$266,453	$59,273	$55,709
Loss(Income) from Discontinued Operations, net of Minority Interest	823	823	823	(6,703)
Income Allocated to Minority Interest	85,401	80,954	37,761	36,058
Interest Expense	1,281,319	1,280,986	1,281,331	1,266,063
Income Taxes	(210,884)	(216,937)	97,666	75,274
Amortization of Deferred Finance Costs	18,314	18,543	17,887	16,842
Debt Extinguishment Costs	4,162	1,903	3,657	3,931
Interest Income	(29,483)	(26,136)	(26,762)	(25,887)
Depreciation	846,788	861,252	848,759	818,964

Pro Rata EBITDA	$2,297,098	$2,267,841	$2,320,395	$2,240,251

Net Interest (a)
Amortization of Deferred Finance Costs	(18,314)	(18,543)	(17,887)	(16,842)
Debt Extinguishment Costs	(4,162)	(1,903)	(3,657)	(3,931)
Interest Expense	(1,281,319)	(1,280,986)	(1,281,331)	(1,266,063)
Interest Income	29,483	26,136	26,762	25,887

Net Interest	$(1,274,312)	$(1,275,296)	$(1,276,113)	$(1,260,949)

Interest Coverage Ratio	1.80	1.78	1.82	1.78

Fixed Charges (b)
Net Interest	$(1,274,312)	$(1,275,296)	$(1,276,113)	$(1,260,949)
Preferred Unit Distributions	(15,748)	(17,008)	(17,265)	(17,582)

Fixed Charges	$(1,290,060)	$(1,292,304)	$(1,293,378)	$(1,278,531)

Ratio of Fixed Charges to Pro Rata EBITDA	1.78	1.75	1.79	1.75

Fixed Charges & Common Dividend
Fixed Charges	$(1,290,060)	$(1,292,304)	$(1,293,378)	$(1,278,531)
Common Dividend/Distributions	(519,077)	(505,849)	(492,778)	(480,404)

Fixed Charges + Dividend	$(1,809,137)	$(1,798,153)	$(1,786,156)	$(1,758,935)

Ratio of Fixed Charges + Common Dividend to Pro Rata EBITDA	1.27	1.26	1.30	1.27

Certain amounts have been reclassified to conform to the current period presentation.

(a)	Includes operations of the Unconsolidated Real Estate Affiliates at the Company’s share.

(b)	Excludes principal amortization payments.

GENERAL GROWTH PROPERTIES, INC.
COMPARABLE NOI GROWTH
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Comparable NOI Growth	2007	2006	2007	2006

Total Retail and Other NOI	$580,282	$541,861	$1,138,997	$1,103,202
NOI from noncomparable properties	(28,646)	(11,474)	(51,528)	(36,409)
Corporate and other (a)	(5,078)	(3,191)	(11,645)	(11,623)

Comparable NOI (b)	$546,558	$527,196	$1,075,824	$1,055,170

Increase in Comparable NOI	3.7%*		2.0%*
Certain amounts have been reclassified to conform to the current period presentation.

(a)	Represents International and items that are included in the Total Retail and Other NOI line item that are not specifically related to property operations.

(b)	Comparable properties are those properties that have been owned and operated for the entire time during the compared accounting periods, and excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

*	Excluding termination income from both three and six month periods, the change in comparable NOI was 3.4% and 3.6%, respectively.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Comparable NOI (from above)	$546,558	$527,196	$1,075,824	$1,055,170
Comparable termination income	(3,473)	(1,898)	(6,910)	(23,652)
Comparable NOI excluding termination income	$543,085	$525,298	$1,068,914	$1,031,518
Increase in Comparable NOI excluding termination income	3.4%		3.6%

GENERAL GROWTH PROPERTIES, INC.
RETAIL RECOVERY SUMMARY*
(dollars in thousands)

	Three Months Ended
	6/30/2007	3/31/2007	12/31/2006	9/30/2006	6/30/2006

Consolidated Properties

Tenant recoveries*	$192,432	$195,688	$194,138	$196,376	$188,082
Recoverable operating expenses:
Real estate taxes	52,444	53,524	48,639	54,135	51,258
Repairs and maintenance	42,662	45,866	48,230	42,699	43,541
Marketing	10,824	12,740	14,142	10,863	11,683
Other property operating costs	79,086	82,243	80,246	85,977	77,005

Total recoverable operating expenses*	185,016	194,373	191,257	193,674	183,487

Recovery Ratio	104.0%	100.7%	101.5%	101.4%	102.5%

Unconsolidated Properties

Tenant recoveries*	$47,259	$47,829	$47,285	$47,041	$45,505
Recoverable operating expenses:
Real estate taxes	13,786	14,275	13,628	13,702	14,037
Repairs and maintenance	9,658	10,067	11,170	9,276	9,421
Marketing	2,877	3,373	3,934	2,810	2,975
Other property operating costs	17,815	18,088	18,602	18,786	16,622

Total recoverable operating expenses*	44,136	45,803	47,334	44,574	43,055

Recovery Ratio	107.1%	104.4%	99.9%	105.5%	105.7%

*	Excludes office tenant recoveries and office property expenses, as well as other nonrecoverable operating expenses such as ground rent, parking, storage and other non-direct property related expenses.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — NET OPERATING INCOME BY COMMUNITY
(dollars in thousands)

					Unconsolidated	Company
	Consolidated Properties				Property @ Share	Portfolio
	Maryland			Total		Total MPC
	Properties (a)	Summerlin	Bridgeland	Consolidated	Woodlands	Segment
Three Months Ended
June 30, 2007
Land Sales	$6,416	$23,610	$6,104	$36,130	$22,661	$58,791
Land Sales Operations (b)	7,160	17,850	4,532	29,542	14,766	44,308

Net Operating Income	$(744)	$5,760	$1,572	$6,588	$7,895	$14,483

June 30, 2006
Land Sales	$4,383	$25,351	$3,301	$33,035	$20,250	$53,285
Land Sales Operations (b)	3,212	19,462	2,428	25,102	15,531	40,633

Net Operating Income	$1,171	$5,889	$873	$7,933	$4,719	$12,652

Six Months Ended
June 30, 2007
Land Sales	$9,937	$38,722	$11,264	$59,923	$36,022	$95,945
Land Sales Operations (b)	10,718	30,961	8,007	49,686	22,461	72,147

Net Operating Income	$(781)	$7,761	$3,257	$10,237	$13,561	$23,798

June 30, 2006
Land Sales	$31,811	$132,519	$5,925	$170,255	$38,799	$209,054
Land Sales Operations (b)	25,283	94,188	4,228	123,699	27,950	151,649

Net Operating Income	$6,528	$38,331	$1,697	$46,556	$10,849	$57,405

(a)	Maryland Properties include Columbia and Fairwood.

(b)	Land Sales Operations expense for Summerlin includes quarterly accruals for semi-annual distributions pursuant to the Contingent Stock Agreement (“CSA”).

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — VALUATION AND NET CASH FLOW GENERATED
(dollars in thousands)
VALUATION

Investment Land and Land Held for Development and Sale:
Net Book Value — Balance Sheet as of June 30, 2007 (a)	$1,711,291
Estimated Value of Assets as of December 31, 2006 (b)	3,272,531
NET CASH FLOW GENERATED

	Six Months Ended June 30,
	2007	2006
Net Operating Income	$23,798	$57,405
Cost of Land Sales	21,031	61,630
Woodlands Operations (c)	(13,561)	(10,849)
Woodlands Cash Distribution for 2006 (c)	5,250	—
Other Adjustments to Derive Cash Generated (d)	17,826	49,022

Total Cash Generated	54,344	157,208

Land Development Expenditures, Net of Related Financing	(60,524)	(95,281)

Estimated Net Cash Flow generated by (used in) Master Planned Communities Segment (e)	$(6,180)	$61,927

(a)	The net book value reflects the recorded carrying amount of the assets in the Company’s financial statements excluding the Company’s share of the Woodlands Operations.

(b)	The estimated value reflects management’s valuation of the gross assets, including the Company’s share of the Woodlands, based upon a number of assumptions including historical sales rates and historical price appreciation. The estimated value is not based on any third party purchase offers and does not reflect any reduction for the final Summerlin distribution to be made in 2009 pursuant to the CSA.

(c)	Since the Woodlands partnership retains all funds until the end of the year, the Woodlands NOI is excluded from the Estimated Net Cash Flow Generated by Master Planned Communities Segment. A partnership cash distribution occurs at the end of each year, based on final cash earned by the Woodlands.

(d)	Includes collections of builder notes receivable, deposits on future sales, conversion of accrual basis expenses to a cash basis including semi-annual distributions pursuant to the CSA, builder price participation and other miscellaneous items.

(e)	Estimated net cash flow generated is net of (i.e. excludes) the estimated semi-annual distributions to be paid pursuant to the CSA. It does not, however, include any provision for income taxes on the earnings of the Master Planned Communities Segment which is operated through taxable REIT subsidiaries (“TRS’s”). Income taxes are based on the results of the Company as a whole, including taxable income/losses of these and other TRS’s.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — LOT SALES, PRICING AND ACREAGE BY COMMUNITY
(dollars in thousands)

		Lot Sales and Pricing (a)			Acreage (b)
		Six Months Ended			Total	Remaining
		June 30,			Gross	Saleable
		2007	2006		Acres	Acres
Maryland Properties (c)
Residential	- Acres Sold	0.7	25.1			227
	- Average Price/Acre	$589	$1,006
Commercial	- Acres Sold	19.0	6.7			349
	- Average Price/Acre	$405	$443
Maryland Properties Acreage					19,100	576

Summerlin (d)
Residential	- Acres Sold	17.2	112.2			5,506
	- Average Price/Acre	$1,263	$976
Commercial	- Acres Sold	4.9	20.0			883
	- Average Price/Acre	$1,055	$142	(e)
Summerlin Acreage					22,500	6,389

Bridgeland
Residential	- Acres Sold	41.5	27.80			5,266
	- Average Price/Acre	$247	$212
Commercial	- Acres Sold	—	—			1,211
	- Average Price/Acre	$—	$—
Bridgeland Acreage					10,200	6,477

Woodlands (f)
Residential	- Acres Sold	143.6	156.6			1,660
	- Average Price/Acre	$374	$353
Commercial	- Acres Sold	12.1	18.0			1,187
	- Average Price/Acre	$387	$425
Woodlands Acreage					28,400	2,847

(a)	Average Price per Acre — This is the aggregate contract price paid for all parcels sold in that community of that property type, divided by the relevant acres sold in that period and is based on sales closed. This average price can fluctuate widely, depending on location of the parcels within a community and the unit price and density of what is sold. Note also that the price indicated does not include payments received under builders’ price participation agreements, where we may receive additional proceeds post-sale and record those revenues at that later date, based on the final selling price of the home. In some cases, these payments have been significant with respect to the initial lot price. In addition, there will be other timing differences between lot sales and reported revenue, due to financial statement revenue recognition limitations. The above pricing data also does not reflect the impact of income tax and the CSA, which can have a material impact on valuation. Due to the possibility of wide fluctuations in any given period, drawing broad conclusions based on any given quarter’s data is not recommended.

Reference is made to other disclosures in our filings on Forms 10-Q and 10-K, as well as page 22 of this supplemental financial information for a discussion of the valuation of this segment of our business.

(b)	Acreage:

Residential - This includes standard, custom, and high density residential land parcels. Standard residential lots are designated for detached and attached single- and multi-family homes, of a broad range, from entry-level to luxury homes. At Summerlin, we have designated certain residential parcels as custom lots as their premium price reflects their larger size and other distinguishing features — such as being within a gated community, having golf course access, or being located at higher elevations. High density residential includes townhomes, apartments, and condos.

Commercial - Designated for retail, office, services, and other for-profit activities, as well as those parcels allocated for use by government, schools, and houses of worship, and other not-for-profit entities.

Gross Acres - Encompasses all of the land located within the borders of the Master Planned Community, including parcels already sold, saleable parcels, and non-saleable areas, such as roads, parks, and recreation and conservation areas.

Remaining Saleable Acres - Includes only parcels that are intended for sale. Excludes non-saleable acres as defined above. The mix of intended use, as well as amount of remaining saleable acres is likely to change over time as the Master Plan is refined.

(c)	Maryland Properties include Columbia and Fairwood.

(d)	Summerlin — Does not reflect impact of CSA — please refer to most recent Form 10-K for more information. Average price per acre includes assumption of Special Improvement District financing.

(e)	In 2006, Summerlin Commercial includes the effect of a single sale of a 19.1 acre parcel to a school at a price of $25,013 per acre.

(f)	Woodlands — Shown at 100% for context — GGP Share of The Woodlands is 52.5%.

GENERAL GROWTH PROPERTIES, INC.
CAPITAL INFORMATION
(dollars in thousands except per share data)

	6/30/2007		12/31/2006	12/31/2005	12/31/2004

Capital Information
Closing common stock price per share	$52.95		$52.23	$46.99	$36.16
52 Week High (a)	$67.43		$55.70	$48.27	$36.90
52 Week Low (a)	$43.49		$42.36	$31.38	$24.31
Total Return — Trailing Twelve Months (share appreciation and dividend)	21.4%		14.7%	34.1%	34.8%

Common Shares and Common Units outstanding at end of period	295,627,219	(b)	294,957,220	292,258,544	290,256,345

Portfolio Capitalization Data
Total Portfolio Debt (c)
Fixed	$22,270,364		$21,172,774	$17,293,150	$13,807,734
Variable	2,583,790		2,980,055	6,085,638	9,173,400
Total Preferred Securities	121,436		182,828	205,944	403,161
Stock market value of common stock and Operating Partnership units outstanding at end of period	15,653,461		15,405,616	13,733,229	10,495,669

Total Market Capitalization at end of period	$40,629,051	(d)	$39,741,273	$37,317,961	$33,879,964

Leverage Ratio (%)	61.2%		60.8%	62.6%	67.8%

(a)	52-week pricing information includes intra-day highs and lows.

(b)	Net of 1.8 Million Treasury Shares.

(c)	Excludes special improvement districts liability, minority interest adjustment and purchase accounting mark-to-market adjustments.

(d)	Excludes shares of common stock issued on any exchange of the 3.98% Senior Exchangeable Notes due 2027, as the conditions for such exchange were not satisfied as of period ended June 30,2007.

GENERAL GROWTH PROPERTIES, INC.
CHANGES IN TOTAL COMMON & EQUIVALENT SHARES

	Operating	Company		Total Common
	Partnership	Common	Treasury	& Equivalent
	Units	Shares	Stock	Shares
Common Shares and Operating Partnership Units (“OP Units”) Outstanding at December 31, 2006	52,890,591	242,357,416	(290,787)	294,957,220

Direct Stock Purchase and Dividend Reinvestment Plan	—	23,923	—	23,923

Employee Stock Purchase Plan	—	100,612	—	100,612

Conversion of Preferred Units to OP Units	47,356	—	—	47,356

Conversion of Preferred Units to OP Units and redemption to Common Shares	—	25,154	—	25,154

Redemption of OP Units into Common Shares	(1,024,346)	1,024,346	—	—

Issuance of Stock for Stock Option Exercises and Restricted Stock Grants, including Stock Option exercises satisfied from Treasury	—	1,437,435	143,818	1,581,253

Issuance of Stock, including from Treasury, pursuant to the Contingent Stock Agreement	—	551,632	146,969	698,601

Purchase of Common Shares to be held in Treasury Stock	—	—	(1,806,900)	(1,806,900)

Common Shares and OP Units Outstanding at June 30, 2007	51,913,601	245,520,518	(1,806,900)	295,627,219

Net Number of Common Shares Issuable Assuming Exercise of Dilutive Stock Options at June 30, 2007				498,583

Diluted Common Shares and OP Units Outstanding at June 30, 2007				296,125,802

Weighted Average Common Shares and OP Units Outstanding for the six months ended June 30, 2007 (Basic)				296,579,241

Weighted Average Net Number of Common Shares Issuable Assuming Exercise of Dilutive Stock Options				684,628

Fully Diluted Weighted Average Common Shares and OP Units Outstanding for the six months ended June 30, 2007 *				297,263,869

*	Excludes shares of common stock issued on any exchange of the 3.98% Senior Exchangeable Notes due 2027, as the conditions for such exchange were not satisfied as of period ended June 30,2007.

GENERAL GROWTH PROPERTIES, INC.
COMMON DIVIDEND HISTORY

(a)	1993 annualized

(a)	Based on FFO definitions that existed during the specified reporting period.

GENERAL GROWTH PROPERTIES, INC.
DEBT MATURITY AND CURRENT AVERAGE INTEREST RATE SUMMARY
AS OF JUNE 30, 2007
(dollars in thousands)

	Consolidated				Unconsolidated			Company
	Properties				Properties (a)			Portfolio
			Current			Current			Current
			Average			Average			Average
	Maturing		Interest		Maturing	Interest		Maturing	Interest
Year	Amount (b)		Rate (c)		Amount (b)	Rate (c)		Amount (b)	Rate (c)
2007	$937,197		5.68%		$167,879	6.43%		$1,105,076	5.79%
2008	1,819,700		5.49%		247,869	6.26%		2,067,569	5.58%
2009	3,005,990		5.49%		397,032	6.46%		3,403,022	5.60%
2010	3,908,371		5.18%		655,470	5.22%		4,563,841	5.19%
2011	6,054,333		6.33%		1,469,648	5.93%		7,523,981	6.25%
2012	1,190,367		5.84%		575,421	5.19%		1,765,788	5.63%
2013	1,747,800		6.12%		237,203	5.38%		1,985,003	6.03%
2014	67,277		4.97%		71,261	4.71%		138,538	4.83%
2015	197,270		5.21%		—	0.00%		197,270	5.21%
2016	231,848		6.62%		—	0.00%		231,848	6.62%
Subsequent	1,843,840		4.75%		28,378	7.15%		1,872,218	4.79%

Totals	$21,003,993	(d)	5.70%		$3,850,161	5.75%		$24,854,154	5.71%

Fixed Rate (e)	18,716,206		5.54%		3,554,158	5.61%		22,270,364	5.55%
Variable Rate (e)	2,287,787		7.01%		296,003	7.35%		2,583,790	7.05%

Totals	$21,003,993	(d)	5.70	%(f)	$3,850,161	5.75	% (f)	$24,854,154	5.71	% (f)

Average Years to Maturity
Fixed Rate Debt	5.69 years	4.78 years	5.55 years
Variable Rate Debt	7.62 years	3.05 years	7.10 years
All GGP Debt	5.89 years	4.65 years	5.70 years

(a)	Reflects the Company’s share of debt relating to the properties owned by the Unconsolidated Real Estate Affiliates.

(b)	Excludes principal amortization.

(c)	Reflects the current variable contract rate as of June 30, 2007 for all variable rate loans.

(d)	Reconciliation to GGP Consolidated GAAP debt.

Consolidated
Consolidated debt, from above	$21,003,993
Other liabilities — Special Improvement Districts	57,502
Minority interest ownership adjustment	66,042
Purchase accounting mark-to-market adjustments	95,616

GGP Consolidated GAAP debt	$21,223,153

(e)	Includes the effects of interest rate swaps.

(f)	Rates include the effects of deferred finance costs and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
SUMMARY OF OUTSTANDING DEBT
(dollars in thousands)

(a)	Rates include the effects of deferred finance costs, interest rate swaps and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
SECOND QUARTER 2007 FINANCING ACTIVITY
(dollars in thousands)

	Fixed Rate	Floating Rate	Total Debt
March 31, 2007 (a)	$20,658,602	$3,701,663	$24,360,265

New Funding:
Non-Property Related	1,550,000	(850,000)	700,000

Refinancings:
Property Related	133,842	(88,025)	45,817

Revolver Borrowings	—	(179,000)	(179,000)
Other Property Related	(72,080)	(848)	(72,928)

Net Change	1,611,762	(1,117,873)	493,889

June 30, 2007 (a)	$22,270,364	$2,583,790	$24,854,154

(a)	Includes Company’s share of debt of Unconsolidated Real Estate Affiliates. Excludes special improvement district liability, minority interest adjustment and purchase accounting mark-to-market adjustments.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF JUNE 30, 2007
(dollars in thousands)

FIXED RATE
				Total Debt
Loan	Maturity Date	Rate (a)		Balance
CMBS
13 Affiliates (b)	11/15/07	5.55%		$868,765

Secured Asset Loans
White Marsh	12/03/07	7.91%	*	68,432
Harborplace	12/01/07	8.16%	*	26,879
Columbia Mall	01/01/08	7.38%		153,388
Fashion Show	01/01/08	3.88%		362,649
Mall St Vincent	01/01/08	7.21%		17,090
1450 Center Crossing	02/01/08	9.00%	*	4,625
1451 Center Cross and Riverspark	02/01/08	9.00%	*	7,396
1551 Hillshire Dr	02/01/08	9.25%	*	6,147
1645 Village Center	02/01/08	9.25%	*	3,557
Provo Mall	02/01/08	4.52%	*	35,023
Riverlands	02/01/08	9.25%	*	2,206
Riverspark II	02/01/08	9.25%	*	2,542
Spokane Valley Mall	02/01/08	4.57%		28,962
The Pines	02/01/08	9.25%	*	8,074
Triangle I-IV	02/01/08	9.00%	*	1,504
Oakwood Center	02/11/08	6.60%		95,000
Two Owings Mills	04/01/08	7.03%	*	13,056
Phoenix Theatre	04/01/08	8.39%	*	1,188
Animas Valley	07/11/08	3.70%		25,140
Grand Teton	07/11/08	3.69%		26,936
Mayfair	07/11/08	3.17%		183,558
Salem Center	07/11/08	3.69%		26,038
Pioneer Place	08/01/08	6.76%	*	167,802
Foothills	09/01/08	6.63%	*	42,794
Northtown Mall	09/01/08	6.77%		74,930
Pierre Bossier	10/01/08	6.54%	*	36,739
Spring Hill	10/01/08	6.61%	*	80,595
Tucson Mall	10/13/08	4.35%		121,811
Bayside	11/01/08	6.00%		54,934
Oakwood	11/03/08	6.72%	*	52,764
Southwest Plaza	11/03/08	6.54%	*	75,363
Birchwood	11/11/08	6.72%	*	39,573
Mall of the Bluffs	11/11/08	6.72%	*	39,573
Chico Mall	02/11/09	4.88%		58,809
Jordan Creek	03/01/09	4.66%		192,061
Southland	03/02/09	3.70%		84,574
Prince Kuhio	04/01/09	3.56%		39,394
JP Comm Sr. Austin Bluffs	04/09/09	4.67%		2,417
JP Comm Sr. Division Crossing	04/09/09	4.51%		5,570
JP Comm Sr. Fort Union	04/09/09	4.59%		2,908
JP Comm Sr. Halsey Crossing	04/09/09	4.61%		2,726
JP Comm Sr. Orem Plaza Center St	04/09/09	4.60%		2,599
JP Comm Sr. Orem Plaza State St	04/09/09	4.72%		1,608
JP Comm Sr. Riverpointe Plaza	04/09/09	4.55%		4,026
JP Comm Sr. Riverside Plaza	04/09/09	4.52%		5,761
JP Comm Sr. Woodlands Village	04/09/09	4.50%		7,361
Town East	04/13/09	3.56%		109,753
Grand Canal Shoppes	05/01/09	4.86%		407,259
Coastland	06/01/09	6.72%	*	100,008
The Crossroads (MI)	06/01/09	7.53%		41,071
Woodbridge Corporation	06/01/09	4.35%		215,525
Village of Cross Keys	07/31/09	7.04%	*	11,420
Apache	08/03/09	7.05%	*	51,172
Cumberland	08/10/09	7.15%		161,057
Baybrook	10/01/09	6.66%	*	152,165
Oakview	10/01/09	7.19%		117,623
Coral Ridge	11/02/09	6.15%	*	101,697
Governor’s Square	12/01/09	7.66%	*	60,583

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

(b)	The “13 Affiliates” CMBS pool is comprised of Colony Square Mall, Columbia Mall, Fallbrook Center, Fox River Plaza, Fox River Mall, Marketplace Shopping Center, Rio West Mall, River Hills Mall, Sooner Fashion Mall, Southlake Mall, Westwood Mall, The Oaks Mall and Westroads Mall.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF JUNE 30, 2007
(dollars in thousands)

FIXED RATE
				Total Debt
Loan	Maturity Date	Rate (a)		Balance
Secured Asset Loans Cont.
Lakeside Mall	12/01/09	4.37%	*	$186,842
Mall St Matthews	01/01/10	4.90%	*	149,312
North Star	01/01/10	4.53%		240,785
Ward Centre & Ward Entertainment	01/01/10	4.44%		60,389
Park Place	01/11/10	5.24%		182,067
Visalia	01/11/10	3.88%		44,135
Lansing I	01/15/10	9.35%	*	26,010
Pecanland	03/01/10	4.39%		60,989
Southland	03/05/10	5.16%		112,208
Providence Place	03/11/10	5.22%		367,978
Ridgedale	04/01/10	4.96%		183,885
West Valley	04/01/10	3.52%		60,036
Pioneer Place	04/27/10	10.01%	*	910
Peachtree	06/01/10	5.19%		92,305
La Cantera	06/06/10	5.31%		131,885
Coronado	06/07/10	5.18%		173,917
Maine	06/11/10	4.92%		223,157
Burlington	07/01/10	5.50%		31,500
Glenbrook	07/01/10	5.01%		182,743
Regency Square	07/01/10	3.68%		97,963
St. Louis Galleria	07/05/10	4.94%		244,873
Lynnhaven	07/06/10	5.18%		244,166
Boise Towne Plaza	07/09/10	4.88%		11,326
JP Comm Jr. Gateway Crossing	07/09/10	4.80%		15,798
JP Comm Jr. Univ. Crossing	07/09/10	4.81%		11,794
Crossroads Center (MN)	07/30/10	4.87%		87,193
70 Columbia Corporate Center	10/01/10	10.15%	*	19,959
Park City	10/01/10	5.29%		154,251
Staten Island	10/01/10	6.12%	*	284,083
Fashion Place	10/05/10	5.41%		148,583
110 North Wacker	10/11/10	5.14%		46,855
Chapel Hills	10/11/10	5.15%		119,109
Gallery at Harborplace	12/01/10	8.00%		66,238
Rogue Valley	12/31/10	7.96%		27,019
Westlake Center	02/01/11	8.00%		66,763
Boise Towne Square	02/10/11	6.74%		72,992
10000 West Charleston	03/01/11	7.88%	*	22,408
Capital	04/01/11	7.52%		20,856
Eden Prairie	04/01/11	4.79%		82,651
Gateway	04/01/11	7.48%		40,873
Greenwood	04/01/11	7.47%		45,889
Mall of Louisiana	04/01/11	5.92%		238,000
Beachwood Place	04/07/11	5.73%		246,363
Northridge Fashion	07/01/11	7.24%	*	130,169
RiverTown	07/01/11	7.57%	*	121,422
Willowbrook Mall	07/01/11	6.92%		163,072
Collin Creek Mall	07/11/11	6.87%		69,000
Ala Moana	09/01/11	5.67%		1,500,000
Bayshore	09/01/11	7.22%	*	31,971
Eastridge (CA)	09/01/11	5.89%		170,000
Stonestown	09/01/11	5.89%		273,000
Victoria Ward	10/06/11	5.69%		157,000
Augusta Mall	11/11/11	5.50%	*	175,000
One Owings Mills	12/01/11	8.50%	*	5,425
Eastridge (WY )	12/05/11	5.20%		40,391
Pine Ridge	12/05/11	5.22%		27,233
Red Cliffs	12/05/11	5.25%		25,883
Three Rivers	12/05/11	5.23%		22,172
Hulen Mall	12/07/11	5.14%		116,600
Three Owings Mills	04/01/12	5.58%		58,400
Four Owings Mills	04/01/12	5.62%		25,600

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF JUNE 30, 2007
(dollars in thousands)

FIXED RATE
				Total Debt
Loan	Maturity Date	Rate (a)		Balance
Secured Asset Loans Cont.
Streets at Southpoint	04/06/12	5.45%		$247,541
Oviedo	05/07/12	5.24%		53,387
Sikes Senter	06/01/12	5.32%		63,199
Oglethorpe	07/02/12	4.99%		145,787
Valley Plaza	07/11/12	3.98%		99,301
Corporate Pointe	09/11/12	6.83%	*	9,294
Grand Traverse	10/01/12	5.11%		87,859
Faneuil Hall	04/01/13	5.66%		96,566
Oxmoor	06/03/13	6.95%		58,346
Senate Plaza	07/01/13	5.79%		12,329
The Boulevard	07/01/13	4.36%		111,912
1160/80 Town Center	07/15/13	6.99%	*	9,681
The Meadows	08/01/13	5.57%		106,058
Four Seasons	12/11/13	5.68%		104,987
Valley Hills	03/05/14	4.82%		58,852
Bayside Bond	07/01/14	6.00%		8,425
Paramus Park	10/01/15	4.97%		107,305
Eagle Ridge	10/12/15	5.53%		48,900
Knollwood	10/12/15	5.47%		41,065
Bellis Fair	02/15/16	7.34%	*	64,771
Lakeview Square	03/01/16	5.93%		42,362
Country Hills	06/01/16	6.21%		13,841
Providence Place	07/01/16	7.76%		30,089
Northgate	09/01/16	6.00%		46,089
Piedmont	09/05/16	6.10%		34,697
New Orleans Riverwalk	01/02/17	10.06%	*	12,051
Baltimore Center Garage	06/01/18	6.05%	*	18,373
10450 West Charleston	01/01/19	6.84%	*	5,136
New Orleans Riverwalk	12/01/22	11.64%		41,000
Two Willow	12/01/22	10.08%		(39,800)
Providence Place	07/01/28	7.76%	*	18,401
Houston Land Notes	2017-2033	6.50%	*	27,793
Provo Land Loan	08/01/95	10.10%	*	2,250

Corporate Debt
Mall St Matthews	05/01/08	9.03%	*	135
Houston Land	05/05/08	4.82%		6,728
Princeton Land	07/29/08	3.04%		3,570
Princeton Land East	07/29/08	3.00%	*	3,430
JP Realty Public Notes Series D	03/11/08	7.29%		25,000
TRCLP Property Note	11/30/08	6.94%	*	58,000
TRCLP Public Indenture	03/16/09	3.63%	*	400,000
TRCLP Public Indenture	04/30/09	8.00%	*	200,000
TRCLP Public Indenture	09/17/12	7.20%	*	400,000
TRCLP Senior Notes	05/01/13	6.91%	*	797,920
TRCLP Public Indenture	11/26/13	5.38%	*	450,000
Exchangable Senior Notes	04/15/27	4.24%		1,550,000

Swaps (b)
Credit Agreement Swaps	11/15/07	6.45%		200,000
Credit Agreement Swaps	02/08/08	6.32%		100,000

Total Consolidated Fixed Rate Debt				$18,716,206

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

(b)	Variable rate debt converted to fixed rate debt through use of interest rate swaps.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF JUNE 30, 2007
(dollars in thousands)

VARIABLE RATE
				Total Debt
Loan	Maturity Date	Rate (a)(b)		Balance
Secured Asset Loans
Columbia Mall Mezzanine	06/01/09	7.11%	*	$185,000
Arizona Retail	03/01/10	7.11%		4,950
Westlake Land	11/02/21	7.11%		2,437

Unsecured Asset Loans
Credit Agreement Term Loan	02/24/11	6.96%		1,687,500
Credit Agreement Revolver	02/24/11	6.94%		201,700
Trust Prefered Shares	04/30/36	7.16%		206,200

Total Consolidated Variable Rate Debt				$2,287,787

Total Consolidated Debt & Swaps		5.70%		$21,003,993

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

(b)	Reflects the variable contract rate as of June 30, 2007.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE AT SHARE
UNCONSOLIDATED PROPERTIES
AS OF JUNE 30, 2007
(dollars in thousands)

FIXED RATE
					Company
Loan	Maturity Date	Rate (a)		Total Debt	ProRata Share
CMBS
13 Affiliates	11/15/07	5.42%		$138,637	$70,706

Secured Asset Loans
Park Meadows	10/01/07	7.72%	*	131,896	46,164
Columbiana	05/12/08	4.27%		66,797	33,399
Quail Springs	06/02/08	6.98%		39,853	19,927
Neshaminy	07/01/08	6.76%	*	60,000	15,000
Woodlands Community	07/25/08	4.81%		3,858	2,025
Altamonte	09/01/08	6.55%	*	109,192	54,596
Chula Vista	10/01/08	4.24%		60,803	30,401
Towson Town Center	11/10/08	6.84%		131,381	45,983
Woodlands Community	02/23/09	3.80%		867	455
Deerbrook	03/02/09	3.59%		77,970	38,985
Perimeter Shopping Center	05/01/09	6.77%	*	120,138	60,069
Mizner Park	07/01/09	5.09%		59,254	29,627
Steeplegate	07/31/09	5.08%		80,338	40,169
The Parks at Arlington	09/01/09	7.04%	*	141,422	70,711
Carolina Place	01/11/10	4.70%		162,553	81,276
Alderwood	07/06/10	5.03%		294,571	147,285
Christiana Mall	08/02/10	4.61%	*	116,283	58,141
Water Tower Place	09/01/10	5.04%		177,318	97,525
Woodlands Community	09/01/10	7.22%		14,400	7,560
Newgate	10/01/10	4.96%		42,447	21,224
Whalers	11/08/10	5.63%		107,685	66,079
Kenwood Towne Centre	12/01/10	5.58%		243,164	171,097
Newpark	02/01/11	7.58%		70,085	35,042
North Point	03/01/11	5.58%		221,421	110,710
Willowbrook	04/01/11	7.00%	*	94,048	47,024
Vista Ridge	04/11/11	6.89%	*	83,050	41,525
Silver City Galleria	06/10/11	4.94%		133,838	66,919
The Woodlands	06/13/11	6.02%		240,000	120,000
Austin Mall (Highland)	07/08/11	6.92%		66,256	33,128
Village of Merrick Park	08/08/11	5.94%		193,082	77,233
Northbrook Court	09/01/11	7.17%	*	91,369	45,684
Montclair	09/12/11	5.88%		265,000	132,500
Tysons Galleria	09/12/11	5.84%	*	255,000	127,500
Riverchase	10/03/11	5.78%		305,000	152,500
First Colony	10/03/11	5.68%	*	193,398	96,699
Arrowhead	10/03/11	6.92%	*	79,108	13,183
Natick Mall	10/07/11	5.74%		350,000	175,000
Galleria at Tyler	10/11/11	5.46%	*	250,000	125,000
Pinnacle Hills	12/08/11	5.84%		140,000	70,000
Buckland Hills	07/02/12	5.01%		170,114	85,057
Florence	09/10/12	5.04%		99,409	70,171
Oakbrook	10/01/12	5.12%	*	222,559	112,414
Glendale Galleria	10/01/12	5.01%		390,326	195,163
Stonebriar	12/11/12	5.33%		172,729	86,365
Bridgewater Commons	01/01/13	5.27%	*	139,786	48,925
Pembroke Note	04/11/13	5.06%		134,783	67,392
West Oaks	08/01/13	5.36%		72,101	36,051
Moreno Valley	09/11/13	6.07%		88,000	44,000
Lakeland	10/01/13	5.24%		56,772	28,386
Bay City	12/02/13	5.44%		24,900	12,450
Washington Park	04/01/14	5.56%		12,477	6,238
Brass Mill	04/11/14	4.63%		130,044	65,022
CenterPointe Village	01/02/17	6.38%	*	13,975	6,988
Trails Village Center	07/10/23	8.28%	*	16,809	8,405
Lake Meade Blvd & Buffalo	07/15/23	7.63%	*	6,160	3,080

Total Unconsolidated Fixed Rate Debt					$3,554,158

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

(b)	The “13 Affiliates” CMBS pool is comprised of Colony Square Mall, Columbia Mall, Fallbrook Center, Fox River Plaza, Fox River Mall, Marketplace Shopping Center, Rio West Mall, River Hills Mall, Sooner Fashion Mall, Southlake Mall, Westwood Mall, The Oaks Mall and Westroads Mall.

GENERAL GROWTH PROPERTIES, INC.
SUMMARY OF OUTSTANDING DEBT BY MATURITY DATE AT SHARE
UNCONSOLIDATED PROPERTIES
AS OF JUNE 30, 2007
(dollars in thousands)

VARIABLE RATE
					Company
Loan	Maturity Date	Rate (a)(c)		Total Debt	ProRata Share
Secured Asset Loans
Brazil — Aliansce	2007-2010	10.89%		$15,153	$7,049
Woodlands Community	07/17/07	8.36%		101	53
Clackamas	09/07/07	6.62%	*	95,000	49,752
Woodlands Community	11/01/07	8.25%	*	2,282	1,198
Woodlands Community	01/01/08	8.25%	*	7,136	3,746
Woodlands Community	02/28/08	8.18%		59,360	31,164
Woodlands Marriott Hotel	03/11/12	7.32%		50,000	26,250
Woodlands Community	07/01/08	7.75%	*	718	377
Superstition Springs	09/09/08	6.18%		67,500	11,250
Woodlands Community	07/01/09	6.67%	*	4,189	2,199
Woodlands Credit Agreement	08/29/09	7.37%		291,539	153,058
Turkey — AAREAL	05/01/17	6.60%		20,219	9,907

Total Unconsolidated Variable Rate Debt					$296,003

Total Unconsolidated Debt		5.75%			$3,850,161

Total Debt & Swaps		5.71%			$24,854,154

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

(b)	Variable rate debt converted to fixed rate debt through use of interest rate swaps.

(c)	Reflects the variable contract rate as of June 30, 2007.

Supplemental Operational Data

GENERAL GROWTH PROPERTIES, INC.
OPERATING STATISTICS, CERTAIN FINANCIAL INFORMATION & TOP TENANTS (a)
AS OF JUNE 30, 2007

	Consolidated	Unconsolidated	Company
	Retail	Retail	Retail
	Properties	Properties	Portfolio (c)
OPERATING STATISTICS (b)

Occupancy	92.6%	93.8%	92.9%
Trailing 12 month total tenant sales per sq. ft. (d)	$444	$488	$458
% change in total sales (d)	3.2%	7.2%	4.5%
% change in comparable sales (d)	1.0%	2.8%	1.6%
Mall and freestanding GLA (in sq. ft.)	42,303,444	19,375,735	61,679,179

CERTAIN FINANCIAL INFORMATION

Average annualized in place sum of rent and recoverable common area costs per sq. ft. (e)	$43.87	$49.67
Average sum of rent and recoverable common area costs per sq. ft. for new/renewal leases (e)	$39.02	$45.45
Average sum of rent and recoverable common area cost per sq. ft. for leases expiring in 2007 (e)	$31.38	$37.95
Three month percentage change in comparable real estate property net operating income (versus prior year comparable period) (f)	3.3%	5.1%

Percent of Minimum
Rents, Tenant
Recoveries and
TOP TEN LARGEST TENANTS (COMPANY RETAIL PORTFOLIO)	Other

Tenant (including subsidiaries)
Limited Brands, Inc.	4.1%
Gap, Inc.	2.9
Foot Locker, Inc.	2.2
Abercrombie & Fitch Co.	2.0
Federated Department Stores, Inc.	1.4
American Eagle Outfitters, Inc.	1.2
Zale Corporation	1.2
The Children’s Place Retail Stores, Inc.	1.1
Luxottica Group S.P.A.	1.0
Sears Holding Corporation	1.0

(a)	Excludes all International operations which combined represent less than 1% of segment basis real estate property net operating income.

(b)	Data is for 100% of the mall and freestanding GLA in each portfolio, including those properties that are owned in part by Unconsolidated Real Estate Affiliates. Data excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

(c)	Data presented in the column “Company Retail Portfolio” are weighted average amounts.

(d)	Due to tenant sales reporting timelines, data presented is one month behind reporting date.

(e)	New format, sum of rent and recoverable common area costs.

(f)	Comparable properties are those properties that have been owned and operated for the entire time during the comparable accounting periods, and excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

GENERAL GROWTH PROPERTIES, INC.
RETAIL PORTFOLIO GLA, OCCUPANCY, SALES & RENT DATA (a)
GLA as of June 30, 2007

			Total Mall/	Avg. Mall/
	Total Anchor GLA	Avg. Anchor GLA	Freestanding GLA	Freestanding GLA	Total GLA
Consolidated	66,386,699	499,148	45,048,995	338,714	111,435,694
Unconsolidated	35,298,077	653,668	20,391,432	377,619	55,689,509

Company	101,684,776	543,769	65,440,427	349,949	167,125,203
% of Total	60.8%		39.2%		100%
Occupancy History

	Consolidated	Unconsolidated	Company
6/30/2007	92.6%	93.8%	92.9%
6/30/2006	91.1%	91.6%	91.2%
12/31/2006	93.4%	94.2%	93.6%
12/31/2005	92.1%	93.5%	92.5%
12/31/2004	92.1%	91.9%	92.1%
12/31/2003 (d)	91.2%	91.4%	91.3%
Trailing 12 Month Total Sales per Square Foot

	Consolidated	Unconsolidated	Company
6/30/2007	$444	$488	$458
6/30/2006	438	469	448
12/31/2006	443	473	453
12/31/2005	428	455	437
12/31/2004	402	427	410
12/31/2003 (d)	337	376	351
Average in Place Sum of Rent and Recoverable Common Area Costs (at 100%) (c)

	Consolidated	Unconsolidated
6/30/2007	$43.87	$49.67
Sum of Rent and Recoverable Common Area Cost Rates (at 100%) (c)

	Year to Date	Full Year	Rent
	New/Renewals	Expirations	Spread
Consolidated
6/30/2007	$39.02	$31.38	$7.64

Unconsolidated
6/30/2007	$45.45	$37.95	$7.50
Occupancy Cost as a % of Sales

	Consolidated	Unconsolidated	Company
6/30/2007 (b)	12.6%	12.3%	12.5%
6/30/2006	12.5%	12.3%	12.5%
12/31/2006	12.6%	12.4%	12.5%
12/31/2005	12.1%	11.7%	12.0%
12/31/2004	12.5%	13.0%	12.7%
12/31/2003 (d)	11.4%	12.4%	11.8%

(a)	Excludes all International operations which combined represent less than 1% of segment basis real estate property net operating income. Also excludes community centers.

(b)	Due to tenant sales reporting timelines, data presented is one month behind reporting date.

(c)	Due to combining rent and recoverable common area costs, historical information is not comparable.

(d)	Data excludes the TRCLP portfolio, acquired November 12, 2004.

GENERAL GROWTH PROPERTIES, INC.
RETAIL AND OTHER NET OPERATING INCOME BY GEOGRAPHIC AREA AT SHARE
(dollars in thousands)

	Six Months Ended		Six Months Ended
	June 30,		June 30,
	2007	% of Total	2006	% of Total
West
Alaska, Arizona, California, Colorado, Hawaii, Idaho, Montana, Nevada, New Mexico, Oregon, Utah, Washington, Wyoming	$418,119	36.7%	$396,939	36.0%

North Central
Illinois, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Wisconsin	138,250	12.1%	136,681	12.4%

South Central
Arkansas, Louisiana, Oklahoma, Texas	133,664	11.7%	127,266	11.5%

Northeast
Connecticut, Delaware, Indiana, Kentucky, Maine, Maryland, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island, Vermont, Virginia, West Virginia	306,701	26.9%	298,875	27.1%

Southeast
Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee	130,618	11.5%	131,818	11.9%

Corporate and Other (a)	11,645	1.1%	11,623	1.1%

TOTAL	$1,138,997	100.0%	$1,103,202	100.0%

(a)	Represents International and items that are included in the Total Retail and Other NOI line item that are not specifically related to property operations.

GENERAL GROWTH PROPERTIES, INC.
LEASE EXPIRATION SCHEDULE AND LEASE TERMINATION INCOME AT SHARE
AS OF JUNE 30, 2007
(in thousands)
Lease Expiration Schedule (a) (b)

	Consolidated			Unconsolidated at Share (c)
	Sum of Rent and		Sum of Rent and	Sum of Rent and		Sum of Rent and
	Recoverable		Recoverable	Recoverable		Recoverable
	Common Area	Square	Common Area	Common Area	Square	Common Area
	Costs	Footage	Costs/ Sq. Ft.	Costs	Footage	Costs/ Sq. Ft.
2007	$83,397	2,472	$33.74	$23,561	565	$41.70
2008	163,779	4,851	33.76	37,850	982	38.54
2009	164,265	3,624	45.33	29,267	582	50.29
2010	181,102	4,022	45.03	35,669	686	52.00
2011	144,900	3,038	47.70	38,204	698	54.73
2012	167,647	3,247	51.63	39,116	677	57.78
2013	123,795	2,241	55.24	36,620	623	58.78
2014	131,789	2,395	55.03	36,484	614	59.42
2015	156,144	2,627	59.44	50,386	801	62.90
2016	170,453	2,737	62.28	60,824	878	69.28
Subsequent	190,432	3,335	57.10	78,858	1,287	61.27

Total at Share	$1,677,703	34,589	$48.50	$466,839	8,393	$55.62

All Expirations	$1,677,703	34,589	$48.50	$956,161	17,101	$55.91

Retail Lease Termination Income at Share

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Consolidated	$3,048	$1,515	$5,353	$18,755
Unconsolidated	469	528	1,900	5,685

Total Termination Income at Share (d)	$3,517	$2,043	$7,253	$24,440

(a)	Excludes leases on Mall Stores of 30,000 square feet or more and tenants paying percentage rent in lieu of base minimum rent.

(b)	Includes retail properties except for community centers and International operations.

(c)	Expirations at share reflect the Company’s direct or indirect ownership interest in a joint venture.

(d)	The termination income difference from page 19 is from non-comparable properties, $44 and $145 for three months ended June 30, 2007 and 2006, $343 and $788 for the six months ended June 30, 2007 and 2006.

Expansions, Re-developments & New Developments

GENERAL GROWTH PROPERTIES, INC.
DEVELOPMENT SUMMARY
($millions at share)

Development Summary
Expansion & re-development projects	$960.3
Ground-up projects	2,097.0

Total expansion, re-development & ground up projects	3,057.3

Less developments in progress per balance sheet at June 30, 2007:
Consolidated	888.5
Unconsolidated	378.2

Total developments in progress	1,266.7

Future development spending (a)	$1,790.6

(a)	Future development spending is currently expected to occur between Q3 2007 and Q2 2010.

GENERAL GROWTH PROPERTIES, INC.
EXPANSIONS & RE-DEVELOPMENTS
Expansion & Re-development Projects Under Construction

			Forecasted Cost
			($millions at	Projected
Property	Description	Ownership %	share)	Opening

Ala Moana	Nordstrom at Kapiolani and residential condominiums	100%	$175.1	Q1 2008
Honolulu, HI

Augusta Mall	Lifestyle addition and mall renovation	100%	82.6	Q4 2007
August, GA

Clackamas Town Center	Two lifestyle villages including interior renovation, parking structure and theater	50%	58.5	Q4 2007
Portland, OR

Galleria at Tyler	Addition of retail, restaurants, theater and parking structure	50%	35.1	Q4 2007
Riverside, CA

Mall of Louisiana	Lifestyle addition and power center	100%	96.3	Q1 2008
Baton Rouge, LA

The Parks at Arlington	Re-development of the former Mervyn's space	100%	28.1	Q2 2008
Arlington, TX

Ward Village Shops	Addition of Whole Foods and other retail space as well as a parking structure	100%	131.8	Q4 2008
Honolulu, HI

Water Tower Place	American Girl and mall shop re-development	52%	35.8	Q4 2008
Chicago, IL

Various other planned expansion & re-development projects including amounts related to the projects listed below			317.0

Total expansion & re-development projects			$960.3

Other Planned Expansion & Re-development Projects

Property	Description	Ownership %

Chico Mall	Big Box expansion	100%
Chico, CA

Christiana Mall	Nordstrom and lifestyle center expansion	50%
Newark, DE

Fashion Place	Nordstrom, mall shop and streetscape GLA expansion, and interior mall renovation	100%
Murray, UT

Maine Mall	Theater, anchor, restaurant pads and mall shop expansion	100%
South Portland, ME

Montclair Plaza	Nordstrom and Interior mall renovation	50%
Montclair, CA

Paramus Park	Lifestyle expansion	100%
Paramus, NJ

Redlands	Strip Center Retail	100%
Redlands, CA

Saint Louis Galleria	Nordstom	100%
Saint Louis, MO

Tucson	Lifestyle expansion	100%
Tucson, AZ

Cottonwood	Replace enclosed mall with a mixed-use development	100%
Holladay, UT

GENERAL GROWTH PROPERTIES, INC.
NEW DEVELOPMENTS
Ground-up Projects Under Construction

		Forecasted Cost
		($millions at	Projected
Property	Description	share)	Opening

Bangu	420 thousand sf regional shopping center with anchors, mall shop and restaurants	$13.0	Q4 2007
Rio de Janeiro, Brazil

Boulevard	315 thousand sf regional shopping center with anchors, mall shop, multiplex cinema and restaurants	17.1	Q4 2008
Belo Horizonte, Brazil

Caxias	275 thousand sf regional shopping center with anchors, mall shop, multiplex cinema and restaurants	24.4	Q4 2008
Rio de Janeiro, Brazil

Echelon	300 thousand sf retail promenade as part of an 87-acre resort master plan development on the Las Vegas Strip	255.0	Q3 2010
Las Vegas, NV

Espark	430 thousand sf vertical four-story shopping center with more than 150 shops and restaurants, a multiplex cinema and anchors	54.9	Q4 2007
Eskisehir, Turkey

Gateway Overlook	New shopping center which includes big boxes, restaurant pads and a strip retail center	59.7	Q4 2007
Columbia, MD

Natick Natick, MA	Expansion of existing Natick Mall to include two new anchors and 284 thousand sf of mall shop	163.9	Q3 2007
	Replace Macy’s with a 64 thousand sf streetscape and parking deck	50.8	Q4 2008
	Nouvelle at Natick — luxury condominiums	171.6	Q3 2008

Parke West	350 thousand sf open air shopping center with a theater and restaurants	104.5	Q4 2007
Peoria, AZ

Pinnacle Hills Power Center	Power Center including Bed, Bath & Beyond and other big box tenants	15.0	Q4 2007
Rogers, AR

RiverCrossing	750 thousand sf center which includes anchors, mall shop, restaurants and power center	53.0	Q1 2008
Macon, GA

Santana Parque	260 thousand sf regional shopping center with anchors, mall shop and restaurants	12.4	Q4 2007
Santana (Sao Paulo), Brazil

The Shops at Fallen Timbers	870 thousand sf open air lifestyle center featuring Dillard’s, JCPenney, restaurants, a cinema and a hotel	146.4	Q4 2007
Maumee (Toledo), OH

The Shops at La Cantera	Phase II of The Shops at La Cantera including a Barnes and Noble, restaurants, mall shop and office space	90.5	Q4 2008
San Antonio, TX

The Shoppes at Palazzo *	Expansion of Venetian	600.0	Q1 2008
Las Vegas, NV

Vista Commons	99 thousand sf neighborhood shopping center in Summerlin	19.3	Q1 2008
Las Vegas, NV

Various other planned ground-up projects including amounts related to the projects listed below		245.5

Total ground-up projects under construction		$2,097.0

*	GGP is not responsible for the construction costs and will purchase the property upon opening. The purchase price is based on a formula described in our SEC filings on Forms 10-K and 10-Q. The $600 million is the current estimate of initial purchase at closing.
Other Planned Ground-up Projects

			Potential
Property	Description	Ownership %	Opening

Allentowne	Mixed use development on a 238 acre site	100%	Q2 2010
Allen, TX

Bridges at Mint Hill	Shopping Center anchored by Belks and two other department stores	100%	Q4 2009
Charlotte, NC

Cannery	Urban retail development including mall shop, community center and grocery store	100%	Q3 2009
Chicago, IL

Circle T	1.2 million sf shopping center	50%	Q4 2009
Westlake, TX

Circle T Power Center	Develop a lifestyle center on a 150 acre site west of Circle T	50%	Q4 2009
Westlake, TX

Detroit Gateway	Urban retail development including anchors, mall shop and restaurants	100%	Q3 2009
Detroit, Michigan

Elk Grove Promenade	1.1 million sf open air lifestyle center with retail, entertainment and big box components	100%	Q4 2008
Elk Grove, CA

Pinnacle Hills South	Target, restaurants and hotel development	50%	Q3 2008
Rogers, AR

Summerlin Centre	Phase I includes a new retail development of 106 acres in the Summerlin community; project could be expanded in subsequent years	100%	Q4 2009
Las Vegas, NV

Tatilya	785 thousand sf vertical two-story shopping center with anchors, mall shop, multiplex cinema and restaurants	50%	Q4 2009
Beylikduzu (Istanbul), Turkey